Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119849) of WindsorTech, Inc. of our report dated January 28, 2005 relating to the financial statements, which appears in this Form 10-KSB.

/s/ Rubin, Brown, Gornstein & Co. LLP

Saint Louis, Missouri
March 28, 2005